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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 9, 2002



                                  CYBERCARE, INC.
            (Exact name of registrant as specified in its charter)



Florida                           0-20356                       65-0158479
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(State or other jurisdiction      (Commission File Number)      (IRS Employer ID
of incorporation)                                               Number)



      2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426
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                  (Address of principal executive offices)



Registrant's telephone number, including area code:  561-742-5000
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Item 5.  Other Events

On August 9, 2002, Registrant's accounts receivable lender advised Registrant that it will not provide additional funding to Registrant, which may affect Registrant's ability to meet certain obligations.

In addition, on August 13, 2002, the president of Registrant's pharmacy operations was terminated by Registrant and certain key pharmacy employees resigned. While Registrant has taken all steps it believes necessary to prevent the foregoing from resulting in an interruption in pharmacy services, the failure of Registrant to promptly replace said employees with qualified professionals could materially adversely affect pharmacy operations in the future.

Registrant is considering all options available to it to protect the interests of its shareholders and creditors, and to permit the uninterrupted continuation of its operations, including, but not limited to, an agreement in principal that has been reached with an investor on August 13, 2002 that would provide Registrant with working capital sufficient to fund its current operations and meet its current obligations. While a preliminary term sheet has been executed by the parties, the funding of the foregoing investment remains subject to the execution of definitive agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



Date: August 13, 2002                  By: /s/ Joseph R. Forte
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                                          Joseph R. Forte
                                          President and Chief Executive Officer